Q1 Exhibits

RULE 12b-1 AGREEMENT


	This Agreement is made between the Financial Institution executing this Agreement ("Institution") and Federated Securities Corp. ("FSC") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which FSC serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

	1. FSC hereby appoints Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

	2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

	(a) making a cash sweep program available to certain shareholders of a Fund;

	(b)	reviewing the activity in Fund accounts;

	(c)	providing training and supervision of its personnel;

	(d)	maintaining and distributing current copies of prospectuses
and shareholder reports;

	(e)	advertising the availability of its services and products;

	(f)	providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

	(g)	responding to customers' and potential customers' questions
about the Funds.

	3.	During the term of this Agreement, FSC will pay the Institution fees for each Fund as set forth in a written schedule delivered to the Institution pursuant to this Agreement. FSC's fee schedule for Institution may be changed by
FSC sending a new fee schedule to Institution pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

	4.	The Institution will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

	5.	The Institution understands that the Department of Labor
views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

	6.	The Institution agrees not to solicit or cause to be
solicited directly, or indirectly at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 6 will survive the term of this Agreement.

	7.	With respect to each Fund, this Agreement shall continue
in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

	8.	Notwithstanding paragraph 7, this Agreement may be
terminated
as follows:

	(a)	at any time, without the payment of any penalty, by the
vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days written notice to the parties to this Agreement;

	(b)	automatically in the event of the Agreement's
assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund and FSC; and

	(c)	by either party to the Agreement without cause by giving
the other party at least sixty (60) days' written notice of its intention to terminate.

	9.	The termination of this Agreement with respect to any one
Fund will not cause the Agreement's termination with respect to any other
Fund.

	10.	The Institution agrees to obtain any taxpayer
identification number certification from its customers required under
Section 3406 of theInternal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

	11.	This Agreement supersedes any prior service agreements
between the parties for the Funds.

	12.	This Agreement may be amended by FSC from time to time
by the following procedure. FSC will mail a copy of the amendment to the Institution's address, as shown below. If the Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by FSC within such thirty days.

	13.	This Agreement shall be construed in accordance with the
Laws of the Commonwealth of Pennsylvania.


[Institution]


Address


City                           State
Zip Code

Dated:		By:
Authorized Signature


Title


Print Name of Authorized Signature




FEDERATED SECURITIES CORP.
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779



By:
Peter J. Germain, Vice President




CCMI Funds
_______________________

EXHIBIT A to 12b-1 Agreement with
Federated Securities Corp. ("FSC")


Portfolios

	FSC will pay Institution fees for the following portfolios (the "Funds") effective as of the dates set forth below:

	Name		Date

	CCMI Bond Fund	March 1, 2002


Fees

	1.	During the term of this Agreement, FSC will pay Institution a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of 0.25% of the average net asset value of Shares held during the quarter in accounts for which the Institution provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as FSC shall from time to time determine and communicate in writing to the Institution.

	2.	For the quarterly period in which the Agreement becomes
effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.



EXHIBIT A
TO THE CUSTODY AGREEMENT BETWEEN
CCMI FUNDS AND THE FIFTH THIRD BANK



Name of Fund		Date:

CCMI Bond Fund		March 1, 2002
CCMI Equity Fund	September 12, 1996




EXHIBIT B

CCMI Bond Fund

	For all services rendered by Adviser hereunder, the above-named
Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .60 of 1% of the average daily net assets of the Fund.

	The portion of the fee based upon average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of .60 of 1% applied to the daily net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of March, 2002.

COMMERCE CAPITAL MANAGEMENT, INC.



By:     /s/ Robert P. Langell
Name:   Robert P. Langell
Title:  Chairman and CEO


CCMI FUNDS



By:     /s/ Beth S. Broderick
Name:   Beth S. Broderick
Title:  Vice President




Exhibit D


CCMI FUNDS

CCMI Bond Fund

	The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 1st day of May, 1992, between CCMI Funds and Federated Securities Corp. ("FSC") with respect to the Class of the Fund set forth above.

	1.	The Trust hereby appoints FSC to engage in activities
principally intended to result in the sale of shares of the Class. Pursuant to this appointment FSC is authorized to select a group of brokers ("Brokers") to sell shares of the above-listed Class ("Shares"), at the current offering price thereof as described and set forth in the respective prospectuses of the Trust, and to render administrative support services to the Trust and its shareholders. In addition, FSC is authorized to select a group of Administrators ("Administrators") to render administrative support services to the Trust and its shareholders.

	2.	Administrative support services may include, but are not
limited to, the following eleven functions: (1) account openings: the Broker or Administrator communicates account openings via computer terminals located on the Broker or Administrator's premises; 2) account closings: the Broker or Administrator communicates account closings via computer terminals; 3) enter purchase transactions: purchase transactions are entered through the Broker or Administrator's own personal computer or through the use of a toll-free telephone number; 4) enter redemption transactions: Broker or Administrator enters redemption transactions in the same manner as purchases; 5) account maintenance: Broker or Administrator provides or arranges to provide accounting support for all transactions. Broker or Administrator also wires funds and receives funds for Trust share purchases and redemptions, confirms and reconciles all transactions, reviews the activity in the Trust's accounts, and provides training and supervision of its personnel; 6) interest posting: Broker or Administrator posts and reinvests dividends to the Trust's accounts; 7) prospectus and shareholder reports: Broker or Administrator maintains and distributes current copies of prospectuses and shareholder reports; 8) advertisements: the Broker or Administrator continuously advertises the availability of its services and products; 9) customer lists: the Broker or Administrator continuously provides names of potential customers; 10) design services: the Broker or Administrator continuously designs material to send to customers and develops methods of making such materials accessible to customers; and 11) consultation services: the Broker or Administrator continuously provides information about the product needs of customers.

	3.	During the term of this Agreement, the Trust will pay FSC
for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

	4. 	FSC may from time-to-time and for such periods as it deems
appropriate reduce its compensation to the extent any Classes' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

	5.	FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Brokers and Administrators a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

	6.	FSC will prepare reports to the Board of Trustees of the
Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Brokers and Administrators and the purpose for such payments.

	In consideration of the mutual covenants set forth in the Distributor's Contract dated May 1, 1992, between CCMI Funds and Federated Securities Corp., CCMI Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, set forth in this Exhibit.

	Witness the due execution hereof this 1st day of March, 2002.

CCMI FUNDS


By:     /s/ Beth S. Broderick
Name:   Beth S. Broderick
Title:  Vice President

FEDERATED SECURITIES CORP.

By:    /s/ Peter J. Germain
Name:  Peter J. Germain
Title: Vice President



EXHIBIT A
to the
Distribution Plan
CCMI FUNDS
CCMI Bond Fund

      This Distribution Plan is adopted by CCMI FUNDS with respect to the Class of Shares of the portfolio of the Trust set forth above.
      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

      Witness the due execution hereof this 1st day of March, 2002.


CCMI FUNDS


By:     /s/ Beth S. Broderick
Name:   Beth S. Broderick
Title:  Vice President










CCMI FUNDS
DISTRIBUTION PLAN

      This Distribution Plan ("Plan") is adopted as of February 14, 2002, by the Board of Trustees of CCMI FUNDS (the "Trust"), a Massachusetts business trust with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth  in exhibits hereto.
1.	This Plan is adopted pursuant to Rule 12b-1 under the Investment
Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").
2.	This Plan is designed to finance activities of Federated
Securities Corp. ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentives to financial institutions ("Financial Institutions") to sell Shares; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions; and (c) implementing and operating the Plan. In compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the applicable exhibit.
3.	Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and FSC. Any payments made by FSC to Financial Institutions with funds received as compensation under this Plan will be made pursuant to the "Financial Institution Agreement" entered into by FSC and the Institution.
4.	FSC has the right (i) to select, in its sole discretion, the
Financial Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement.
5.	Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.
6.	This Plan shall become effective with respect to each Class (i)
after approval as required by Rule 12b-1 under the Act as in effect on the date of the execution hereof; and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.
7.	This Plan shall remain in effect with respect to each Class
presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.
8.	All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.
9.	This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.
10.	This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Trust.
11.	While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.
12.	All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.
13.	This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


CCMI FUNDS
Amendment No. 9
to
DECLARATION OF TRUST
Dated December 11, 1991

	This Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and Designation of Series or Class.

		Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series shall be, and are established and designated as:

CCMI Bond Fund
CCMI Equity Fund

	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of February 2002.

	WITNESS the due execution hereof this 14th day of February 2002.

/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		        Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh


EXHIBIT D
to the
Shareholder Services Agreement

CCMI Funds

CCMI Bond Fund


     	This Shareholder Services Agreement is adopted by CCMI Funds with respect to the class(es) of the Trust set forth above.

     	In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

     	Witness the due execution hereof this 1st day of March, 2002


	CCMI Funds


	By:     /s/ Beth S. Broderick
	Name:   Beth S. Broderick
	Title:  Vice President





EXHIBIT D
to Shareholder Services Plan of

CCMI FUNDS

CCMI Bond Fund


	This Plan is adopted by CCMI Funds with respect to the portfolio of the Trust as set forth above.

	In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

	Witness the due execution hereof this 1st day of March, 2002.



	CCMI FUNDS


	By:     /s/ Beth S. Broderick
	Name:   Beth S. Broderick
	Title:  Vice President